                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
    [ ] Confidential,  for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                TEGAL CORPORATION
--------------------------------------------------------------------------------


                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
     0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                Tegal Corporation
                          2201 South McDowell Boulevard
                           Petaluma, California 94954

Dear fellow stockholders:

I am pleased to report that after many months of effort, your board of directors and management have successfully negotiated a proposed $7,165,000 convertible debt financing with a group of private investors. The attached proxy statement and notice of our annual meeting of stockholders describe in detail a number of proposals that require your support to enable us to complete this vital financing.

Your board of directors and management believe that receipt of these funds is essential if Tegal is to continue as an independent company and to focus our skills and capabilities on exploiting our technical leadership in the areas of etch and deposition of new materials. We believe that our markets, as well as the semiconductor capital equipment market overall, are beginning to show signs of recovery. Therefore, we have explored many financing alternatives over the past year, including the sale of Tegal to strategic investors, the sale or licensing of our intellectual property and securing traditional equity investments, and your board of directors and management believe that this proposed financing represents the best opportunity available to us to enable existing stockholders to have a continuing financial interest in our future.

We regret that this  financing  will  significantly  dilute  your  stockholding.
However, your board of directors and management think that there are few alternatives available to the Company and that additional financing is urgently needed. In addition, you should take into account the amount of stock that will be owned by the new investors. We believe that such a substantial ownership position is consistent only with a long-term investor and that their diligence confirms our view of the future potential for Tegal as we build on our current prospects and expand into new market areas.

All of the stockholder resolutions being considered require a majority (50% plus one vote) of all common shares to vote in favor of those proposals. Therefore, it is essential that each and every stockholder take the time to review the attached proxy statement and to complete and return the enclosed proxy card. YOUR VOTE IS CRITICAL, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. Please help us to reduce the expenses associated with this solicitation by returning the enclosed proxy promptly.

You may also vote your shares by attending the Annual Meeting of Stockholders of Tegal Corporation, which will be held at our headquarters located at 2201 South McDowell Boulevard, Petaluma, California 94954 on the 17th day of September 2003, at 10:00 a.m. local time, and thereafter as it may from time to time be adjourned.

Thank you very much for your prompt attention to this important matter. PLEASE VOTE TODAY.

                                            Sincerely,



                                            /s/ Michael L. Parodi
                                            -----------------------------------
                                            MICHAEL L. PARODI
                                            President and CEO

                                TEGAL CORPORATION
                          2201 South McDowell Boulevard
                           Petaluma, California 94954

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 17, 2003

                                 ---------------

     The annual meeting of stockholders of Tegal Corporation, a Delaware corporation, ("we," "us" and the "Company") will be held on Wednesday, September 17, 2003, at 10:00 a.m. local time, at our headquarters at 2201 South McDowell Boulevard, Petaluma, California 94954 for the following purposes:

        1. To elect four directors to serve for one year and until their successors are duly elected and qualified. The names of the nominees to the board of directors are set forth in the accompanying proxy statement which is part of this notice;


        2. To approve an amendment to our 1998 Equity Participation Plan to increase the number of shares available for issuance from 2,400,000 to 6,400,000 and to increase the Award Limit from 600,000 shares to 1,600,000 shares;


        3. To approve the second closing of a financing transaction in which we may sell and issue, to a group of private investors, units consisting of (a) up to $7,165,000 aggregate principal amount of our 2.0% Convertible Secured Debentures Due 2011, convertible into our common stock at an initial conversion price of $0.35 per share and (b) eight-year warrants to purchase up to 4,094,286 shares of common stock with an exercise price of $0.50.
    Under Nasdaq rules, the second closing of this financing transaction requires stockholder approval because it may result in the issuance of a number of shares of common stock equal to or greater than 20% of the number of shares of common stock currently outstanding;



        4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000;

        5. To approve a series of amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock, whereby each outstanding 2, 3, 5, 10 or 15 shares would be combined, converted and changed into one share of common stock, provided that our board of directors will retain discretion as to which amendment will be filed and as to when and whether any amendment is filed; and

        6. To transact such other business as may properly come before the annual meeting and any adjournments of the annual meeting.

    The board of directors has fixed the close of business on July 10, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or at any adjournments of the annual meeting.

    In order to ensure your representation at the annual meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the annual meeting and file with the Secretary of Tegal Corporation an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

    All stockholders are cordially invited to attend the annual meeting.



                                           By Order of the Board of Directors

                                           TEGAL CORPORATION

                                           /s/  Michael L. Parodi

                                           MICHAEL L. PARODI
                                           President and CEO


Petaluma, California


August 15, 2003

                                TEGAL CORPORATION

                                ----------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               September 17, 2003

                                ----------------

                                  INTRODUCTION


    This proxy statement is furnished in connection with the solicitation of proxies in the form enclosed for use at the annual meeting of stockholders of Tegal Corporation, a Delaware corporation, to be held at 10:00 a.m. local time on Wednesday, September 17, 2003 and at any adjournments of the annual meeting for the purposes of (1) electing four directors, (2) approving an amendment to our 1998 Equity Participation Plan to increase the number of authorized shares available for issuance from 2,400,000 to 6,400,000 and to increase the Award Limit from 600,000 shares to 1,600,000 shares, (3) approve the second closing of a financing transaction in which we sell and issue, to a group of private investors, units consisting of (a) up to $7,165,000 aggregate principal amount of our 2.0% Convertible Secured Debentures Due 2011, convertible into our common stock at an initial conversion price of $0.35 per share and (b) eight-year warrants to purchase up to 4,094,224 shares of common stock with an exercise price of $0.50, (4) approving an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 100,000,000, (5) approving a series of amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock, whereby each outstanding 2, 3, 5, 10 or 15 shares would be combined, converted and changed into one share of common stock, provided that our board of directors will retain, for one year following approval, discretion as to which amendment will be filed and as to when and whether any amendment is filed and (6) transacting such other business as may properly come before the annual meeting and any adjournments of the annual meeting. The approximate date when this proxy statement and accompanying form of proxy are first being sent to stockholders is August 15, 2003.


    This solicitation is made on behalf of our board of directors. Costs of the solicitation will be borne by us. Our directors, officers and employees and our subsidiaries may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

    Holders of record of our common stock, par value $0.01 per share, as of the close of business on July 10, 2003 are entitled to receive notice of, and to vote at, the annual meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the annual meeting, and each share of common stock entitles the holder to one vote. At the close of business on July 10, 2003, there were
16,099,949 shares of common stock issued and outstanding. Two or more stockholders representing a majority of the outstanding shares must be present in person or by proxy to constitute a quorum for the transaction of business at the annual meeting.


    Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR

    o   the election of all of the directors nominated below;


    o the approval of an amendment to our 1998 Equity Participation Plan to increase the number of authorized shares available for issuance from 2,400,000 to 6,400,000 and to increase the Award Limit from 600,000 shares to 1,600,000 shares;


    o the approval of the second closing of a financing transaction in which we may sell and issue, to a group of private investors, units consisting of (a) up to $7,165,000 aggregate principal amount of our 2.0% Convertible Secured Debentures Due 2011, convertible into our common stock at an initial conversion price of $0.35 per share and (b) eight-year warrants to purchase up to 4,094,224 shares of common stock with an exercise price of $0.50;

    o the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock for issuance from 35,000,000 to 100,000,000; and


    o the re-approval of a series of amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock, whereby each outstanding 2, 3, 5, 10 or 15 shares would be combined, converted and changed into one share of common stock, provided that our board of directors will retain, for one year following approval, discretion as to which amendment will be filed and as to when and whether any amendment is filed.


    With respect to any other business which may properly come before the annual meeting and be submitted to a vote of stockholders, proxies received by the board of directors will be voted in accordance with the best judgment of the designated proxy holders. Any proxy may be revoked at any time before it is exercised by filing with the Secretary an instrument revoking it or by submitting prior to the time of the annual meeting a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the annual meeting and desire to vote in person are requested to so notify the Secretary prior to the time of the annual meeting.

    Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    In voting for the election of directors each share has one vote for each position to be filled, and there is no cumulative voting, which means that a simple majority of the shares voting may elect all of the directors. In voting with respect to the second closing of the financing transaction described in Proposal No. 3, the approval of a majority of the shares of common stock present and entitled to vote at the annual meeting, excluding the shares of common stock currently held by the proposed investors in the financing transaction, is required for approval of the proposal. In voting with respect to the amendment to our certificate of incorporation described in Proposal No. 4, a majority of the shares of outstanding common stock entitled to vote is required for approval of the proposal. All other proposals require the approval of a majority of the shares of common stock present and entitled to vote at the annual meeting.


    Our  principal   executive  offices  are  located  at  2201  South  McDowell
Boulevard, Petaluma, California 94954. Our telephone number is (707) 763-5600.

                               GENERAL INFORMATION

    We were formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. The predecessor company was founded in 1972 and acquired by Motorola in 1978.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    Our board of directors is currently comprised of four members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. Our bylaws require that there be a minimum of two and maximum of eight members of the board of directors. Pursuant to our bylaws and a resolution adopted by the board of directors, the authorized number of members of the board of directors has been set at six.

    In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the four nominees designated below to serve until the 2004 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Messrs. Dohring, Krauss, Wadsworth and Parodi are current directors. The board of directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the board of directors. Because the board of directors remains in the process of seeking candidates for two vacant positions on the board, we have fewer nominees named than the number fixed by our bylaws. If the second closing of the financing transaction discussed below in Proposal No. 3 is approved by the stockholders, one of the investors, Special Situations Fund, will have the right to designate one individual reasonably acceptable to us as a member of our board of directors. Stockholders may not vote for a greater number of persons than the number of nominees named.

Nominees for Election as Director

                                       Director  New Term
   Name                         Age     Since   Will Expire
   ----                        ----------------------------
   Edward A. Dohring.........   70       1996       2004
   Jeffrey M. Krauss.........   46       1992       2004
   Michael L. Parodi.........   55       1997       2004
   H. Duane Wadsworth........   66       2002       2004

    Edward A. Dohring has served as a director of Tegal since September 1996. From October 1994 through December 1998, he was the President of SVG Lithography Systems, Inc., a subsidiary of Silicon Valley Group, Inc. From July 1992 to October 1994 he was President of the Track Division of Silicon Valley Group, Inc. Prior to joining Silicon Valley Group, Inc., Mr. Dohring was the President of Advantage Production Technology, Inc. from 1991 to 1992, when it was sold to Genus. Mr. Dohring was a member of the Semiconductor Equipment and Materials International Board of Directors from 1977 to 1989. He currently serves on the Board of Directors of MTI.

    Jeffrey M. Krauss has served as a director of Tegal since June 1992. Since April 2000, Mr. Krauss has been a Managing Member of Psilos Group Managers, LLC, a New York based venture capital firm, and a Managing Member of the general partner of Psilos Group Partners I, LP, Psilos Group Partners II, LP, and Psilos Group Partners II SBIC, LP, each a venture capital partnership. From 1990 until April 2000, Mr. Krauss was a general partner of the general partner of Nazem & Company III, L.P. and Nazem & Company IV, L.P., both venture capital funds. He was also a general partner of The Transatlantic Fund, a joint venture between Nazem & Company and Banque Nationale de Paris of France. Prior to joining Nazem & Company, Mr. Krauss was a corporate attorney with the law firm of Simpson Thacher & Bartlett, where he specialized in leveraged buyout transactions. He currently serves as Chairman of the Board of Quovadx, Inc and as a director of APS Healthcare, Inc., One Shield, Inc., Cohesive Technologies, Inc., Royal Healthcare, ICS, Inc. and Miavita, Inc.

    Michael L. Parodi joined Tegal as director, President and Chief Executive Officer in December 1997. He was elected to the additional post of Chairman of the Board in March 1999. From 1991 to 1996, Mr. Parodi was Chairman of the Board, President and Chief Executive Officer of Semiconductor Systems, Inc., a manufacturer of photolithography processing equipment sold to the semiconductor and thin film head markets until Semiconductor Systems, Inc. was merged with FSI International. Mr. Parodi remained with FSI International as Executive Vice President and General Manager of Semiconductor Systems, Inc. from the time of the merger to December 1997, integrating Semiconductor Systems, Inc. into FSI International. In 1990, Mr. Parodi led the acquisition of Semiconductor Systems, Inc. from General Signal Corporation. Prior to 1990, Mr. Parodi held various senior engineering and operations management positions with General Signal Corporation, Signetics Corporation, Raytheon Company, Fairchild Semiconductor Corporation and National Semiconductor Corporation. Mr. Parodi currently is a member of the Semiconductor Equipment and Materials International Board of Directors.

    H. Duane Wadsworth was appointed to the board of directors in November 2002. He has served as President of Wadsworth-Pacific Manufacturing Associates, a supplier of electronics to semiconductor manufacturers, since 1963. He also serves as a director of Eclipse Technology, Inc., Micro-Mechanics Ltd. (Holding), Singapore and the Semiconductor Equipment and Material International Board of Directors.

    All directors hold office until our next annual meeting of the stockholders and until their successors have been duly elected or qualified. There are no family relationships between any of our directors or executive officers.

Board of Directors and Committees of the Board

    In fiscal year 2003, the board of directors held four meetings. All directors attended at least 75% of the total number of board meetings and meetings of board committees on which the director served during the time he served on the board or committees.

    The board of directors has established a standing audit committee and a standing compensation committee. The board does not have a standing nomination committee. The audit committee, consisting of Messrs. Dohring, Krauss and Wadsworth for fiscal 2003, reviews the adequacy of internal controls and the results and scope of the audit and other services provided by our independent accountants. The audit committee meets periodically with management and the independent accountants. The audit committee held four meetings in fiscal 2003. In June 2000, the audit committee adopted an audit committee charter, a copy of which was filed with the SEC as an appendix to our proxy statement for our 2001 annual meeting.

    For fiscal 2003, the compensation committee was comprised of Messrs. Dohring, Krauss and Wadsworth. The compensation committee held two meetings in fiscal 2003. The functions of the compensation committee include establishing salaries, incentives and other forms of compensation for our officers and other employees and administering our incentive compensation and benefit plans.

Director Compensation

    Our outside directors currently receive an annual $12,000 retainer for service on the board of directors, meeting fees of $1,500 per board meeting ($750 per meeting for special meetings held telephonically) and $1,125 per committee meeting not held in conjunction with a full board meeting ($500 per meeting for committee meetings held telephonically). Furthermore, directors may be reimbursed for certain expenses in connection with attendance at board and committee meetings. In addition, we provide the Stock Option Plan for Outside Directors, pursuant to which non-employee directors receive stock options for serving on our board of directors.

Compensation Committee Interlocks and Insider Participation

    For  fiscal  2003,  the  compensation   committee  was  comprised  of  three
directors: Messrs. Dohring, Krauss and Wadsworth. For a detailed description of each of these individuals' backgrounds, please see their biographies above.

                               EXECUTIVE OFFICERS

    The following chart sets forth information regarding our executive officers as of March 31, 2003. For a detailed description of each of these individuals' backgrounds, please consult our annual report on Form 10-K for fiscal year 2003, filed with the SEC on June 27, 2003.

NAME                        AGE                    POSITION
----                        ---                    --------
Michael L. Parodi...........55  Chairman of the Board of Directors, President and Chief
                                Executive Officer

Thomas R. Mika..............52  Executive Vice President and Chief Financial Officer
Stephen P. DeOrnellas.......49  Vice President and Chief Technical Officer

George B. Landreth..........48  Vice President, Product Development
James D. McKibben...........52  Vice President, Worldwide Sales and Marketing
Carole Anne Demachkie.......40  Vice President and General Manager, Sputtered Films, Inc.

                          COMPENSATION COMMITTEE REPORT

    The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

    The compensation committee of the board of directors has furnished the following report on executive compensation.

Overall Policy

    In formulating the executive compensation program, the compensation committee's objectives were (1) to attract and retain competent executive talent and motivate executive officers to perform to the full extent of their abilities, (2) to tie a significant portion of executive compensation to the achievement of specified performance goals for Tegal, and (3) to link executive and stockholder interests through equity based plans.

    The key elements of our executive compensation program consist of base salary, cash bonuses and stock options.

Base Salary

    Each executive's base salary is reviewed annually, but as a general rule, significant base salary increases are limited to promotions, while lesser adjustments are made as appropriate after taking into account such factors as internal equity, comparable market salaries paid to individuals of comparable responsibility and company size and increases in levels of responsibility. All salaries are based on sustained individual performance toward our goals and objectives.

    On June 11, 1996, the board of directors approved a severance arrangement for our executive officers in the event of a change of control of Tegal. If an executive officer is terminated as a result of a change of control, we shall continue to pay such executive officer's base salary and certain benefits for a period of 12 months.

Bonus Programs

    In order to motivate executives and managers in the attainment of our annual goals and to enhance our ability to attract and retain key managerial employees through a competitive compensation package, we have adopted an annual performance bonus plan for executives and managers designated by the Chief Executive Officer and approved by the board of directors. Each designated position has an annual bonus incentive target expressed as a percentage of that executive's or manager's base salary. The attainment of the target bonus is determined by the degree to which an individual achieves specific annual objectives determined annually and reviewed and approved by the board of directors for all executives who report directly to the Chief Executive Officer, and by the degree to which we achieve our annual financial plan. No bonuses are to be paid unless we realize a minimum of five percent profit before taxes as a percent of revenue. Incentives are prorated if we exceed or fall short of our annual financial plan goals, with the incentive maximums capped at 250% of target bonus amounts.

Stock Options

    We provide long-term incentive compensation through our equity plan that generally gives the board of directors authority to grant stock options as well as other types of awards. Stock options are designed to align the interests of executives and key personnel with those of the stockholders. The board of directors believes that significant equity interests in Tegal held by our management serve to retain and motivate management.

    The board of directors' decision whether to grant options and the number of options is based primarily on the individual executive's responsibility, performance and existing stock ownership. In fiscal 2003, the board of directors considered awards based on the board of directors' assessment of the individual executive's contribution to our success in meeting our financial goals. This assessment was based primarily on our earnings and the level of the executive's responsibility. The awards also were based on non-financial performance measures such as individual performance, the recommendations of the Chief Executive Officer of Tegal and the success in implementing our long-term strategic plan. We expect that most awards under our 1998 Equity Participation Plan will be stock options that will generally be granted with an exercise price equal to the market price of the common stock on the date of grant.

Chief Executive Officer Compensation

    The compensation committee is charged with establishing the objectives and compensation of Michael L. Parodi, the Chief Executive Officer of Tegal, who is responsible for our strategic and financial performance. Mr. Parodi became the Chief Executive Officer of Tegal in December 1997. The compensation committee determines our Chief Executive Officer's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers at comparable public companies and other companies in our industry.

    Mr. Parodi's current annual salary is $200,000. In addition, Mr. Parodi is eligible to receive a maximum bonus of 50% of his base salary upon the achievement of certain goals established by the board of directors at the beginning of each fiscal year. For fiscal 2003, Mr. Parodi did not receive a bonus. The board of directors determines the actual bonus payable based upon the recommendation of the compensation committee. Such recommendation by the compensation committee is based on our overall performance against specific strategic and financial goals that are determined at the beginning of the fiscal year. Pursuant to his initial employment agreement, Mr. Parodi was granted in 1997 (1) an option to purchase 260,000 shares of common stock, subject to our repurchase rights expiring over a four year period and (2) an option to purchase 240,000 shares of common stock, subject to our right of repurchase expiring in installments of 60,000 when the closing price of our common stock reaches certain prices for ten or more consecutive trading days. In fiscal 2003, the board granted Mr. Parodi no additional options.

    The compensation committee and Mr. Parodi believe that currently he is adequately incentivized to enhance profitability and stockholder value through his compensation package and his ownership of options. The compensation committee continues to retain the discretion to change the amount and form of compensation payable to Mr. Parodi.

Conclusion

    Through the programs described above, a significant portion of the each executive's compensation is now linked directly to our financial performance. The policy of these programs is to award bonuses based on our success as well as to provide incentives to executives to enhance our financial performance and long-term stockholder value.

                                                     Edward A. Dohring
                                                     Jeffrey M. Krauss
                                                     H. Duane Wadsworth

                             EXECUTIVE COMPENSATION

    The following table shows, for the fiscal years ended March 31, 2001, 2002 and 2003, the cash compensation paid by us and our subsidiaries as well as certain other compensation paid or accrued for those years for services in all capacities to the person serving as the Chief Executive Officer of Tegal during fiscal 2003 and the other three most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 2003.

Summary Compensation Table



                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                  SECURITIES
                                                        ANNUAL COMPENSATION       UNDERLYING     ALL OTHER(1)
    NAME AND PRINCIPAL POSITION              YEAR       SALARY($)     BONUS($)      OPTIONS    COMPENSATION($)
    ---------------------------              ----       ---------     --------      -------    ---------------
Michael L. Parodi ....................       2003       199,607             0          --          17,146
  Chairman of the Board, President and       2002       208,938          --            --          17,885
  Chief Executive Officer                    2001       249,034          --            --          17,104

James D. McKibben ....................       2003       124,465             0          --          21,093
  Vice President, Worldwide                  2002       137,601          --            --          26,968
  Marketing and Sales                        2001       159,378        41,210          --           6,806

George Landreth ......................       2003       111,019             0          --             444
  Vice President, Product Development        2002       120,108          --            --             388
                                             2001       140,625          --            --             447


----------

(1) Other compensation in fiscal 2003 consists of 401(k) contributions made by us, commissions paid to Mr. McKibben in the amount of $14,649, and, for Messrs. Parodi and McKibben, $16,800 and $6,180, respectively, in car allowance paid by us. Other compensation in fiscal 2002 consists of 401(k) contributions made by us and, for Messrs. Parodi and McKibben, $16,800 and $6,180, respectively, in car allowance paid by us. Other compensation in fiscal 2001 consists of 401(k) contributions made by us, and, for Messrs. Parodi and McKibben, $16,800 and $6,180, respectively, in car allowance paid by us.

             AGGREGATED OPTION EXERCISES DURING 2003 FISCAL YEAR AND
                       2003 FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning exercise of stock options during fiscal 2003 by each of the individuals identified in the Summary Compensation Table and the value of options at the end of fiscal 2003.


                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                             SHARES     VALUE             OPTIONS AT             IN-THE-MONEY OPTIONS
                                           ACQUIRED ON REALIZED      2003 YEAR-END(#)(A)        AT 2003 YEAR-END($)(A)
     NAME                                  EXERCISE(#)    ($)    (EXERCISABLE/UNEXERCISABLE)  (EXERCISABLE/UNEXERCISABLE)
     ----                                  -----------    ---    ---------------------------  ---------------------------
     Michael L. Parodi.....................   --          --            695,156/2,344                   --
     James D. McKibben.....................   --          --              326,100/--                    --
     George Landreth.......................   457        $117.43           290,743/--                   --

----------

(a) Potential unrealized value is (1) the fair market value at fiscal 2003 year-end ($0.38 per share) less the exercise price of "in-the-money" unexercised options times (2) the number of shares represented by such options.


                              MANAGEMENT CONTRACTS

    Mr. Parodi serves as our Chief Executive Officer pursuant to an employment agreement with us in which he is guaranteed, in the event of his termination by us for any reason, 12 months salary and benefits following the effective date of the termination. If he remains unemployed after 12 months he is entitled to receive benefits for up to an additional six months on a monthly basis until he finds employment. If Mr. Parodi voluntarily leaves the company under certain defined "adverse" circumstances, Mr. Parodi is entitled to receive up to 24 months of salary and benefits.

    In addition, on June 11, 1996, the board of directors approved a severance arrangement for executive officers in the event of a change of control of Tegal. If an executive officer is terminated as a result of a change of control, we shall continue to pay such executive officer's base salary and certain benefits for a period of 12 months.

               APPROVAL OF THE AMENDMENT TO THE FOURTH AMENDED AND
                     RESTATED 1998 EQUITY PARTICIPATION PLAN
                                (PROPOSAL NO. 2)



The Fourth Amended and Restated 1998 Equity Participation Plan


    On June 30, 2003, our board of directors, subject to stockholder approval, unanimously adopted the fifth amendment to our 1998 Equity Participation Plan of Tegal Corporation to increase the number of shares available for issuance under the 1998 Equity Participation Plan from 2,400,000 to 6,400,000 and to increase the Award Limit from 600,000 shares to 1,600,000 shares.


    The board of directors believes that the 1998 Equity Participation Plan, as amended, is desirable:

    o to enable Tegal to retain the services of consultants while preserving Tegal's cash reserves by granting options in lieu of cash payments;

    o to provide an incentive for key employees and consultants of Tegal to further the growth, development and financial success of Tegal by personally benefiting through the ownership of Tegal's stock and/or rights which recognize such growth, development and financial success; and

    o to enable Tegal to obtain and retain the services of key employees considered essential in the long-range success of Tegal by offering them an opportunity to own stock in Tegal and/or rights which will reflect the growth, development and financial success of Tegal.


    Through August 15, 2003, 2,400,000 shares of common stock were reserved for issuance upon exercise of options under the 1998 Equity Participation Plan. As of August 1, 2003, 925,275 shares remained available for issuance under the 1998 Equity Participation Plan, and 1,474,725 shares were subject to outstanding options.


    The principal features of the 1998 Equity Participation Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the 1998 Equity Participation Plan, as amended, which is attached as Appendix A to this proxy statement.

    The 1998 Equity Participation Plan provides for the award of non-qualified and incentive stock options, restricted stock and stock appreciation rights ("SARs").


    The 1998 Equity Participation Plan provides that the maximum number of shares that may be subject to any award granted under the 1998 Equity Participation Plan to any individual in any calendar year cannot currently exceed 600,000. If Proposal No. 2 is approved by the stockholders, the maximum number of shares that may be subject to any such award would be increased to 1,600,000. The shares available under the 1998 Equity Participation Plan upon exercise of options and SARs and for issuance as restricted stock may be either previously authorized but unissued shares or treasury shares, and may be equity securities other than common stock. The 1998 Equity Participation Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding grants thereunder (including acceleration of vesting in some instances) in the event of a change in control or a recapitalization such as a stock split or stock dividend. If any portion of an option, SAR or restricted stock award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or restricted stock award (which may be at a higher or lower exercise price than the option, SAR or restricted stock award so canceled), the shares which were subject to the unexercised portion of such option, SAR or restricted stock award, will continue to be available for issuance under the 1998 Equity Participation Plan.


    The compensation committee or another committee or a subcommittee of the board assuming the functions of the compensation committee under the 1998 Equity Participation Plan administers the 1998 Equity Participation Plan. The committee consists of two or more independent directors appointed by and holding office at the pleasure of the board, each of whom is both a "non-employee director" for purposes of Rule 16b-3 ("Rule 16b-3") under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. Appointment of committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the board. Vacancies in the committee may be filled by the board. The committee will have the power to interpret the 1998 Equity Participation Plan and to adopt such rules for the administration, interpretation, and application of the 1998 Equity Participation Plan as are consistent therewith, to interpret, amend or revoke any such rules. The board will have discretion to exercise any and all rights and duties of the committee under the 1998 Equity Participation Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Internal Revenue Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the committee.

    Options, restricted stock awards and SARs under the 1998 Equity Participation Plan may be granted to committee-selected individuals who are then our employees or consultants. Incentive stock options may only be granted to employees.

    The 1998 Equity Participation Plan provides that we may grant or issue stock options, restricted stock and SARs or any combination of stock options, restricted stock and SARs. The terms and conditions of each award will be set forth in a separate award agreement between the holder of the award and us.

    Nonqualified Stock Options ("NQSOs") will provide for the right to purchase common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may be less than fair market value on the date of grant (but not less than 85% of fair market value), and usually will become exercisable, in the discretion of the committee in one or more installments after the grant date, subject to the participant's continued provision of services to us and/or subject to the satisfaction of individual or company performance targets established by the committee. NQSOs may be granted for any term specified by the committee.

    Incentive Stock Options ("ISOs") will be designed to comply with the provisions of the Internal Revenue Code and will be subject to certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within the ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our stock, the 1998 Equity Participation Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant, and the ISO must expire upon the fifth anniversary of the date of its grant.

    Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the board or committee. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or pledged, until restrictions are removed or expire. Purchasers of restricted stock will have all the rights of a stockholder with respect to such restricted stock, including the right to receive all dividends and other distributions paid or made with respect to the shares prior to the time when the restrictions lapse.

    Stock Appreciation Rights ("SARs") may be granted in connection with stock options, or separately. SARs granted by the committee in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option. SARs granted by the committee independent of a stock option typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of such independent SAR. Except as required by Section 162(m) of the Internal Revenue Code with respect to a SAR which is intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the 1998 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the committee in the SAR agreements. The committee may elect to pay SARs in cash or in common stock or in a combination of both.


    The administrator of the 1998 Equity Participation Plan may at any time suspend or terminate the 1998 Equity Participation Plan. However, no such amendment or revision may, unless appropriate stockholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the 1998 Equity Participation Plan (except for adjustments described above) or (2) increase the maximum number of shares of common stock for which awards may be issued during any fiscal year to any participant. No amendment of the 1998 Equity Participation Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides.


Securities Laws and Federal Income Taxes

    The following discussion is a general summary of the material federal income tax consequences to participants in the 1998 Equity Participation Plan. The discussion is based on the Internal Revenue Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality. Accordingly, holders should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

    Securities Laws. The 1998 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. The 1998 Equity Participation Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1998 Equity Participation Plan and awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    Nonqualified Stock Options. Nonqualified stock options are not intended to be incentive stock options under Section 422 of the Code. The grant of a nonqualified stock option is generally not a taxable event either for the optionee or for Tegal. Upon the exercise of a nonqualified stock option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Subject to
Section 162(m) of the Code, Tegal will be entitled to a business expense deduction equal to such amount in the fiscal year of Tegal in which the optionee exercises the nonqualified stock option. The ordinary income recognized by the optionee is subject to income and employment tax withholding. The optionee's tax basis in the shares acquired pursuant to the exercise of a nonqualified stock option will be equal to the option price paid plus the amount of ordinary income recognized upon exercise. Any gain or loss on a disposition of the common stock acquired upon the exercise of a nonqualified stock option will be treated as short-term or long-term capital gain or loss, subject to income taxation at short-term or long-term capital gains rates depending on the holding period of the optionee measured from the date of the exercise of such option. There are generally no federal income tax consequences to Tegal by reason of the disposition by an optionee of common stock acquired upon the exercise of a nonqualified stock option.

    If an optionee delivers previously acquired shares of the common stock of Tegal to pay the option price upon exercise of a non-qualified option, the shares of common stock so acquired that are equal in fair market value to the shares surrendered, measured at the date of exercise, generally will qualify for nonrecognition of gain. The tax basis of such shares will be equal to the optionee's basis in the shares surrendered and the holding period for purposes of determining capital gain or loss treatment with respect to subsequent appreciation or depreciation will be measured to include the optionee's holding period with respect to the surrendered shares. Shares of common stock of Tegal so acquired that exceed the fair market value of the shares surrendered will be taxable as ordinary income to the optionee. Tegal will be subject to a withholding obligation for income and employment taxes with respect to the amount of ordinary income recognized by the optionee and will be entitled to a deduction equal to the amount of such ordinary income. The optionee's basis in such shares is equal to the amount of ordinary income so recognized and the holding period for subsequent capital gain (or loss) will be measured from the exercise date.

    Incentive Stock Options. Generally, an optionee recognizes no taxable income upon the grant or exercise of an incentive stock option that meets the requirements of Code Section 422. However, the amount by which the fair market value of the common stock acquired at the time of exercise exceeds the option exercise price (the "spread") is taken into the account in determining the amount, if any, of the alternative minimum tax due from the optionee in the year in which the option is exercised. In addition, if the optionee exercises the option by paying the option price with shares of common stock, the transfer of such common stock may result in taxable income to the optionee even though the transfer itself will not affect the favorable tax treatment of the common stock received as a result of exercising the option.

    If an optionee holds the common stock acquired through the exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year from the date on which the option was exercised, and if the optionee is an employee of Tegal at all times from the date of the grant of the incentive stock option through the date that is three months before the date of exercise, any gain or loss on the subsequent disposition of such common stock will be taxed to such optionee as long-term capital gain or loss equal to the difference between consideration received upon such disposition and the option exercise price.

    Generally, if an optionee disposes of the common stock received on exercise of an incentive stock option less than two years after the date the option was granted or less than one year after the date the option was exercised, it is considered to be a "disqualifying disposition." At the time of such disqualifying disposition, the optionee will recognize ordinary income in the amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the option exercise price; or (ii) the amount received for the common stock over the option exercise price. Any gain in excess of this amount will be taxed as capital gain.

    To the extent that an optionee recognizes ordinary income by reason of a disqualifying disposition of common stock acquired upon the exercise of any incentive stock option, Tegal generally will be entitled to a corresponding business expense deduction in the fiscal year of Tegal in which the disqualifying disposition occurs, subject to Section 162(m) of the Code.

    Restricted Stock. A holder of restricted stock generally will recognize ordinary income an amount equal to the excess of the fair market value of the common stock (determined without regard to any restrictions other than those that by their terms never lapse) over the amount, if any, paid for the common stock on the earlier of the date on which: (i) the common stock is no longer subject to a substantial risk of forfeiture or (ii) is transferable (without the transferee being subject to a substantial risk of forfeiture). If, as of such date, the holder cannot sell the common stock without incurring liability under
Section 16(b) of the Exchange Act, the holder generally will not recognize ordinary income with respect to the receipt of the common stock until such time as the holder can sell the common stock without incurring liability under
Section 16(b) of the Exchange Act. For purposes of determining the holder's income resulting from the receipt of the common stock, the fair market value will be determined as of that date.

    In the alternative, if the holder files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days of the receipt of the common stock pursuant to an award of restricted stock, the holder will be taxed in the year the common stock is received on the difference between the fair market value of the common stock at the time of receipt and the amount paid for the common stock, if any. This amount will be taxed as ordinary income. If shares with respect to which a Section 83(b) election has been made are later forfeited, the holder generally will be entitled to a capital loss only in an amount equal to the amount, if any, that the holder had paid for the forfeited shares, not the amount that the holder had recognized as income as a result of the Section 83(b) election. Subject to Section 162(m) of the Code, Tegal is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of Tegal in which such ordinary income is recognized by the holder.

    Stock Appreciation Rights. Generally, the holder of a stock appreciation right recognizes no income upon the grant of a stock appreciation right. Upon exercise, the holder will recognize as ordinary income the excess of the value of the stock appreciation right on the date of exercise over the value as of the date of grant. If the stock appreciation right is paid in cash, the appreciation is taxable under Section 61 of the Code. If the committee determines to transfer shares of common stock to the holder in full or partial payment of the appreciation, the fair market value of the common stock so received over the amount paid therefor by the holder, if any, is taxable as ordinary income under
Section 83 of the Code as of the date the stock appreciation right is exercised. Subject to Section 162(m) of the Code, Tegal is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of Tegal in which the stock appreciation right is exercised.

    Section 162(m) Limitation. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation."

    Under Section 162(m), stock options and SARs will satisfy the "performance-based compensation" exception if the award of the options or SARs are made by a board of directors committee consisting solely of two or more "outside directors," the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards such as restricted stock may only qualify as "performance-based compensation" if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation's stockholders.

    The 1998 Equity Participation Plan has been designed to permit a committee of outside directors, within the meaning of Section 162(m), to grant stock options, restricted stock and SARs that will qualify as "performance-based compensation." In addition, in order to permit awards other than stock options and SARs to qualify as "performance-based compensation", the 1998 Equity Participation Plan provides that the committee may designate as "Section 162(m) Participants" certain employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of performance targets established by the committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1998 EQUITY PARTICIPATION PLAN.



                       SECURITIES AUTHORIZED FOR ISSUANCE
                         UNDER EQUITY COMPENSATION PLANS

    The following table sets forth information as of March 31, 2003 for all of our equity compensation plans, including our 1998 Equity Participation Plan, Employee Stock Purchase Plan, 1990 Stock Option Plan, Amended and Restated Equity Incentive Plan and Third Amended and Restated Stock Option Plan for Outside Directors.


                                                                                                       NUMBER OF SECURITIES
                                                                                                      REMAINING AVAILABLE FOR
                                                   NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                                     ISSUED UPON EXERCISE OF    EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                                      OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
     PLAN CATEGORY                                     WARRANTS AND RIGHTS     WARRANTS AND RIGHTS    REFLECTED IN COLUMN(A))
     -------------                                 -------------------------  -----------------------------------------------
                                                               (A)                     (B)                      (C)
     Equity compensation plans approved by
       security holders.........................           4,952,008                $  3.17                  1,132,475(1)
     Equity compensation plans not approved by
       security holders.........................                   --                    --                         --
       Total....................................           4,952,008                $  3.17                  1,132,475(1)

----------


(1) Includes 91,260 shares remaining available for future issuance under our Employee Stock Purchase Plan and 90,000 shares remaining available for future issuance under our Directors Stock Option Plan and excludes the proposed increase of 4,000,000 shares to the 1998 Equity Participation Plan described above.

            APPROVAL OF THE SECOND CLOSING OF A FINANCING TRANSACTION
                                (PROPOSAL NO. 3)


     On June 30, 2003, we entered into a financing transaction subject to stockholder approval in which the agreement provided that we may sell and issue, to a group of private investors, units consisting of up to (a) $7,165,000 aggregate principal amount of our 2.0% Convertible Secured Debentures Due 2011, convertible into our common stock at an initial conversion price of $0.35 per share and (b) eight-year warrants to purchase 4,094,286 shares of common stock with an exercise price of $0.50. As part of the first closing of this financing transaction, on June 30, 2003, we sold $929,444 principal amount of our 2.0% Convertible Secured Debentures Due 2011 and warrants initially exercisable for 531,111 shares of common stock to a group of private investors. The closing sales price of our common stock on June 30, 2003 was $0.55 per share. Under Nasdaq rules, the sale of additional units to these private investors in a second closing requires stockholder approval because it may result in the issuance of a number of shares of common stock equal to or greater than 20% of the number of shares of common stock currently outstanding. If stockholders approve the second closing of this financing transaction, we intend to sell additional units to the group of private investors up to the total amount authorized by the board of directors (the "Second Closing").



     Details of the Transaction

     We have sold $929,444 principal amount of our 2.0% Convertible Secured Debentures Due 2011, and upon stockholder approval will sell additional units, to a group of private investors for total consideration of up to $7,165,000. These investors are "accredited investors" under the federal securities laws, and therefore the sale constitutes a private placement exempt from registration under the federal securities laws. Each unit consists of our 2% Convertible Secured Debentures plus common stock warrants.

     Interest on our 2% Convertible Secured Debentures of 2% per annum is to be paid by us on each debenture on a quarterly basis. Each debenture matures on June 30, 2011, at which time the principal on each debenture must be paid by us to each holder. If we default on payment of any Debentures, the interest on such Debentures automatically increases to 12% per annum. Debentures and accrued interest thereon are convertible into shares of our common stock at a price of $0.35 per share. This conversion price is subject to adjustment in the event of a stock split or stock dividends or the issuance of common stock or securities convertible into common stock by us, excluding issuances to employees, consultants, strategic partners or major lenders or in connection with an acquisition. Our obligations under the Debentures are secured by all our intellectual property, subject to release upon conversion of all the Debentures. The Debentures provide for standard events of default and payment of expenses of collection by us and are not permitted to be subordinated to any other creditors of us.


     In addition, the Debentures provide for an event of default upon a material adverse change, which allows the Debenture holders to demand the immediate payment of all outstanding balances upon the Debenture holders' determination of the occurrence of deemed material adverse changes to our financial condition, business or operations as determined by the debenture holders based on required financial reporting and other criteria. Potential material adverse changes that may cause us to default on the Debentures could include any significant adverse effect on our financial condition arising from an event not previously disclosed in our SEC filings such as a significant litigation judgment against Tegal, bankruptcy, termination of the majority of our customer relationships, or failure to obtain stockholder approval of the Second Closing of the proposed financing transaction. As of July 31, 2003, $929,444 principal amount of our Debentures plus accrued interest could be demanded as immediate payment by the current Debenture holders upon such an event of default. We are required to deliver to each investor our annual and quarterly financial statements filed with the SEC. If the financing transaction is approved by the stockholders, one of the investors, Special Situations Fund, will have the right to designate one individual reasonably acceptable to us as a member of our board of directors. In the event of such a demand, Tegal would need to pursue additional funding for repayment of such amount, or risk insolvency. We are required to deliver to each investor our annual and quarterly financial statements filed with the SEC. If the Second Closing of the financing transaction is approved by the stockholders, one of the investors, Special Situations Fund, will have the right to designate one individual reasonably acceptable to us as a member of our board of directors.



     The common stock warrants sold with the Debentures as part of each unit are exercisable to purchase a number of shares of our common stock equal to 20% of the shares issuable upon conversion of each Debenture. The exercise price is $0.50 per share of common stock purchased, subject to adjustment in the following instances:

o if holders of common stock receive, without payment therefor, cash, additional stock, securities or property by way of dividend, spin-off or other corporate arrangement, then warrantholders, upon exercise of their warrants, are entitled to receive the amount of cash, stock, other securities or property which such holders would hold on the date of such exercise if such holders had been the holder of record of the number of shares of common stock issuable pursuant to the warrants from the time of the issuance of the warrants to and including the date of exercise;

o if the number of shares of common stock outstanding at any time after the issuance of the warrants is decreased by a combination or reverse stock split, the exercise price per share of common stock purchased shall be increased, and the number of shares of common stock purchasable under the warrants shall be decreased in proportion to such decrease in outstanding shares of common stock;

o if we effect a reorganization, consolidate with or merge into any other person or transfer all or substantially all of our properties or assets to any other person under any plan or arrangement contemplating our dissolution, then warrantholders, upon exercise of their warrants at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, shall be entitled to receive, in lieu of the underlying common stock issuable upon such exercise, the stock and other securities and property, including cash, to which such holders would have been entitled upon such consummation or in connection with such dissolution, if such holder had so exercised their warrants immediately prior thereto;

o if we issue any common stock, excluding common stock issued or reserved for employees, consultants, leasing companies, strategic partners, major lenders or upon conversion or exercise of the Debentures or the warrants or in connection with acquisitions ("excluded stock"), for a consideration per share less than the purchase price per share in effect immediately prior to the issuance of such common stock, the exercise price shall be reduced accordingly and the number of shares of common stock for which the warrants are exercisable shall be increased accordingly;

o if we issue or sell any securities convertible into our common stock, there shall be determined the price per share for which the common stock is issuable upon the conversion or exchange thereof, and if the price per share so determined shall be less than the exercise price, then such issue shall be deemed to be an issue or sale for cash of such maximum number of shares of common stock at the price per share so determined, and the exercise price shall be adjusted accordingly;

o if we grant any rights or options to subscribe for, purchase or otherwise acquire common stock, other than the "excluded stock" described above, for a price that is determined to be less than the exercise price, then the exercise price shall be readjusted accordingly; and

o if any other event occurs and the foregoing provisions would not adequately protect the rights of warrantholders, then we shall make such adjustments as necessary to protect such rights.

Each warrant is exerciseable in whole or in part any time for eight years after its date of issuance, at which time it expires. The warrants can be exercised via a "cashless" exercise, which means that holders of the warrants shall have the right to exercise the warrants in full or in part by surrendering shares of common stock or warrants as payment of the aggregate purchase price per share for the warrants to be exercised. For example, if the exercise price for exercising a warrant to purchase 100 shares of common stock is $50.00, the holder may pay the exercise price by surrendering 70 shares of common stock or a warrant representing that number of shares of common stock, assuming a market price of $0.72 per share.


     In connection with the sale of units on June 30, 2003, we are obligated to file by July 30, 2003 a registration statement relating to the resale of common stock issuable upon conversion of the Debentures or exercise of the warrants which we must keep effective for up to two years. On July 29, 2003, we filed a registration statement on Form S-3 to register for resale the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants issued on June 30, 2003. If we had failed, or in the future fail, to comply with our registration obligations, we would be subject to liquidated damages in an amount equal to 1.5% of the aggregate amount invested by the Debenture holders for each 30-day period or pro rata for any portion thereof following the date by which a registration statement should have been filed. If stockholders approve this proposal and we subsequently sell additional units, we will file a new registration statement relating to the resale of common stock issuable upon conversion of the Debentures or exercise of the warrants issued in that transaction. If our stockholders do not approve the proposals necessary to secure the proposed investment, Tegal may be compelled to cease operations and we could be forced to liquidate with most, if not all, of the proceeds going to the current holders of the Debentures.


     Under the terms of the financing transaction, (i) Bentley Securities Corporation, one of our financial advisors, is entitled to a cash fee of up to 5% of the gross proceeds of the financing (approximately $358,250 assuming stockholder approval of the transaction), and (ii) TSD Trading, LLC, one of our financial advisors, shall be entitled to a cash fee of up to 1.65% of the gross proceeds of the financing (approximately $118,223 assuming stockholder approval of the transaction), plus cash or warrants with an exercise price of $0.35 representing up to 3.75% of the gross proceeds of the financing and actual expenses plus $75,000 (not to exceed $100,000 in the aggregate); provided that we shall not be obliged to make any payment of any fees or expenses to any investment banker, broker or finder in connection with the financing (including the fees mentioned above) unless and until the stockholders approve the financing and the Second Closing has been consummated.


     In their roles as our financial advisors, Bentley Securities negotiated the terms of the proposed transaction and TSD Trading, LLC negotiated the terms of the proposed transaction and solicited proposed investors. In connection with the financing transaction, on June 30, 2003, we entered into a financial advisory agreement with Orin Hirschman. Mr. Hirschman manages investments for private investment firms and has no prior affiliation with Bentley Securities Corporation, TSD Trading, LLC or any affiliates of Tegal. The agreement specifies compensation to Mr. Hirschman for services to be performed by him for us in the future in connection with the introduction of potential acquisitions, strategic partners, merger partners or investors. Such compensation, consisting of cash equal to 4% of the value of the transaction, is to be paid only upon completion of a transaction involving an entity or person introduced by Mr. Hirschman to us. The agreement does not include the Second Closing of the proposed financing transaction and expires, unless extended by us, on June 30, 2006.


     In the first stage of the financing, the $929,444 principal amount of our 2.0% Convertible Secured Debentures Due 2011 and warrants sold on June 30, 2003 to a group of private investors consisted of Debentures which are convertible into 2,655,554 shares of common stock and warrants which are exercisable for 531,111 shares of common stock. Upon such conversion and exercise, the percentage of our common stock that will be held by those investors will be 16.6%. Upon stockholder approval, we will complete the Second Closing by selling an additional $6,235,500 principal amount of our Debentures and warrants to the same investors. These additional Debentures will be initially convertible into 17,815,714 shares of common stock, and the additional warrants will be exercisable for 3,563,143 shares of our common stock. Assuming that all the Debentures are converted and exercised and no additional shares are issued following the Second Closing, the private investors will own approximately 60.4% of our outstanding shares. Except for Neil I. Goldman, A. Alexander Arnold, III, Karl Niehoff and Trainer Wortham, each of whom is an existing stockholder of Tegal, Tegal has no prior affiliation with any of the proposed investors.


Proposed Investors

         The following table sets forth the names of the proposed investors, the number of shares of our common stock issuable upon conversion and exercise of the Debentures and warrants purchased by such investors in June 30, 2003 and the aggregate number of shares to be held by such investors following the Second Closing. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Percentage ownership is based on 16,099,949 shares of common stock outstanding as of July 10, 2003.

                                                   Shares Beneficially Owned          Shares Beneficially Owned
              Name of Investors                   Prior to the Second Closing    Subsequent to the Second Closing (1)
              -----------------                   ---------------------------    ------------------------------------
                                                    Shares          Percent             Shares            Percent
                                                    ------          -------             ------            -------
Hershel Berkowitz                                   48,923           0.3%              377,142              1.0%
Orin Hirshman                                      217,929           1.1%             1,679,996             4.1%
Steven Spira                                        66,713           0.4%              514,284              1.3%
CAM Co.(2)                                         177,901           0.9%             1,371,425             3.4%
Ganot Corporation(3)                               177,901           0.9%             1,371,425             3.4%
Anfel Trading Limited(4)                            88,951           0.5%              685,713              1.7%
Dr. Jack Dodick                                    177,901           0.9%             1,371,425             3.4%
Globis Capital Partners, L.P.(5)                   155,664           0.8%             1,199,997             3.0%
Paul Packer                                         22,237           0.1%              171,428              0.4%
Richard Grossman                                    44,475           0.2%              342,856              0.8%
Mazel D&K, Inc.(6)                                  44,475           0.2%              342,856              0.8%
James Kardon                                        6,671            0.0%               51,428              0.1%
Neal I. Goldman                                    155,644           0.8%             1,199,997             3.0%
A. Alexander Arnold, III(7)                         22,237           0.1%              171,428              0.4%
Trust U/W Kenneth R. Berol                          44,475           0.2%              342,856              0.8%
  FBO John A. Berol(8)
Trust U/W Kenneth R. Berol                          44,475           0.2%              342,856              0.8%

  FBNO David A. Berol(8)
Berol Family Trust                                  44,475           0.2%              342,856              0.8%

  FBO Margaret Beattie(8)
Laddcap Value Partners, LP                          88,951           0.5%              685,713              1.7%
Schottenfeld Qualified Associates, LP              222,376           1.2%             1,714,281             4.2%
CSL Associates LP                                   44,475           0.2%              342,856              0.8%

Performance Capital Group, LLC                      44,475           0.2%              342,856              0.8%
Hilary Shane                                        88,951           0.5%              688,713              1.7%
Kinderhook Capital Partners, LLC                    22,237           0.1%              171,428              0.4%
Karl Niehoff                                        22,237           0.1%              171,428              0.4%
Special Situations Private Equity Fund, L.P.(9)    667,130           3.5%             5,142,844            12.6%
Special Situations Technology Fund, L.P.(9)        371,968           1.9%             2,867,470             7.1%
Special Situations Technology Fund II, L.P.(9)      72,785           0.4%              561,091              1.4%

TOTAL                                             3,186,632          16.4%            24,568,648           60.3%


--------------------------------
(1) Assumes the conversion and exercise of all Debentures and warrants to be held by such investors.

(2) Charles Alpert is the beneficial owner or control person for CAM Co.

(3) Sisel  Klurman  is  the  beneficial   owner  or  control  person  for  Ganot
    Corporation.

(4) Andre Zolty is the beneficial owner or control person for Anfel Trading Limited.

(5) Paul Packer is the beneficial owner or control person for Globis Capital Partners, L.P.

(6) Reuven Dessler is the control person for Mazel D&K, Inc.


(7) A. Alexander Arnold, III is an investment manager for and Managing Director of Trainer Wortham.

(8) Voting rests with the trustees of the three trusts, all of whom are the same. A. Alexander Arnold, III is a trustee. In addition, the shares held in trust are held at Trainer Wortham.

(9) MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MG and SSTA and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment advisor on behalf of its funds.

     Use of Proceeds

     We intend to use the proceeds from the Second Closing of the financing transaction for general corporate purposes and working capital.


     The Board of Directors Recommends Approval of the Second Closing Of this Financing Transaction


     Few companies in our industry, if any, predicted that the current downturn would last as long and be as severe as we have experienced. Between 2000 and 2002, overall capital spending in semiconductors declined by more than 60 percent. At best, spending stabilized between 2002 and 2003, as we entered the third full year of an historic downturn. In the past two years, we have taken decisive actions to ensure that we would survive this unprecedented downturn.

     The first step that we took was to implement a major cost reduction program, which has resulted in a savings going forward of more than $20 million annually, compared to our expense levels only two years ago. We closed some operations, reduced the number of staff worldwide, lowered overhead costs, and implemented across-the-board pay cuts among out staff and management.

     Next, we moved to strengthen our leadership in our target markets and to expand our market and technology leadership into a band of adjacent markets central to certain etch and deposition processes related to new materials. This strategy was behind our acquisition of Sputtered Films, Inc., which was completed in August 2002 and which has been successful in providing new sources of revenue for us.

     As a result of our operating losses, however, our cash balance at the end of the fiscal year has declined. Beginning last year, in addition to pursuing cost reductions, we began to explore options for strategic relationships with larger companies in our industry, along with efforts to raise additional capital. We found both efforts challenging.

     At a time when many companies in our industry are contracting, we found it difficult to engage the imagination of managements of those companies, despite the potential value of the intellectual property and know-how inherent in our company. Furthermore, following the demise of many venture-backed companies and the lack of liquidity for small companies in the stock market, we found capital to be extremely scarce.

     However, we are pleased to have found a group of private investors willing to look at our future potential. We believe that the proposed financing is in our best interests and may be the only option available to allow Tegal to continue as a going concern.



     The Second Closing of this financing will significantly dilute your stockholding. However, our history of net losses and negative cash flows from operations have raised substantial doubt as to our ability to continue as a going concern, and our auditors have included a going concern uncertainty explanatory paragraph in their latest auditors' report dated June 10, 2003 which is included in our 10-K for the fiscal year ended March 31, 2003. Therefore, if our stockholders do not approve the proposals necessary to secure the proposed investment, Tegal may be compelled to cease operations and we could be forced to liquidate with most, if not all, of the proceeds going to the current holder of the Debentures.

     The Company's directors, executive officers and certain stockholders (who currently hold common stock representing approximately 24% of our outstanding common stock) have indicated that they intend to vote all shares of common stock over which they exercise voting power as of the close of business on the record date in favor of approval of Proposal 3.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SECOND CLOSING OF THIS FINANCING TRANSACTION.




          APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                (PROPOSAL NO. 4)

     On June 3, 2003, the board of directors approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock for issuance from 35,000,000 to 100,000,000. The board of directors recommends that the Company's stockholders approve this amendment.


     As of July 29, 2003, the number of outstanding shares of common stock was 16,099,949, and the number of authorized shares of common stock reserved for issuance pursuant to options, warrants, contractual commitments (assuming approval of Proposal No. 3) or other arrangements was 9,771,216. The number of authorized shares of common stock reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements after the Second Closing will be 40,406,109 (includes 9,771,216 shares of common stock issued in the initial closing on June 30, 2003, 26,634,893 shares of common stock to be issued in the Second Closing (assuming stockholder approval of Proposal No. 3), and 4,000,000 shares of common stock from the increase to the 1998 Equity Participation Plan (assuming stockholder approval of Proposal No. 2)).

     The Company anticipates that approximately 27,000,000 of the additional authorized shares of common stock will be used for the issuance of common stock upon conversion of Debentures and warrants to the group of private investors as discussed above in Proposal No. 3. This number includes 1,707,105 shares of common stock issuable upon exercise of financial advisor warrants to be issued at the Second Closing plus interest payable in 3,548,817 shares of common stock upon conversion of additional Debentures (assuming no conversion of the Debentures over their eight year life). If the amendment to our certificate of incorporation is not approved, we will be unable to complete the Second Closing of the financing transaction described in Proposal No. 3 and we may be unable to continue as a going concern. The additional authorized shares for which stockholder approval is sought may be used by the Company for other purposes, including, without limitation, the issuance of stock to obtain additional capital or the issuance of stock in connection with stock dividends, stock splits or other equity compensation and employee benefit plans that may be adopted in the future.

     The added flexibility of having additional authorized shares available for the purposes described in the preceding paragraphs without the expense and delay of obtaining stockholder approval at the time of the issuance of additional shares is now considered by the board of directors to far outweigh the dilution to our outstanding common stock noted in Proposal No. 5 below and the cost savings of maintaining fewer authorized shares. As of July 29, 2003, 6,328,733 authorized and unissued shares are not reserved for any specific use and are available for future issuances. Assuming this Proposal No. 4 is approved, the number of authorized and unissued shares not reserved for any specific use and available for future issuances would be 43,493,942. Note that there may be additional potential dilution to you if the reverse stock split in Proposal No. 5 is approved by the stockholders and if Tegal's board of directors effects such a reverse stock split, as Tegal would then have far fewer shares outstanding. For example, if Proposal No. 3, Proposal No. 4 and Proposal No. 5 are approved and consummated and the board of directors effects a 1:10 reverse stock split, we would have available for issuance approximately 95,959,389 shares, which if issued, would result in substantial dilution to you. Assuming that the proposed amendment is approved at the annual meeting, the board of directors will be entitled to authorize the issuance of the additional shares of common stock without further approval of the Company's stockholders, subject to any applicable laws or Nasdaq rules which require stockholder approval for certain stock issuances such as the issuance of shares equal to or greater than 20% of the number of shares of common stock currently outstanding or shares issued in connection with the sale or other change of control of Tegal. Currently, we do not anticipate that the additional shares will be used for any significant transactions.

Possible Existing Anti-Takeover Effect of Our Articles, By-laws and Agreements

     Under certain circumstances, an increase in the authorized number of shares of common stock could have an anti-takeover effect by making it more difficult for a person or group to obtain control of the Company (and thereby remove incumbent management) by means of a tender offer, merger or other transaction. For example, the Company's issuance of additional shares in a public or private sale, merger or other transaction or pursuant to the exercise of rights pursuant to our stockholder rights plan would increase the number of outstanding shares and thereby dilute the equity interest and voting power of a person who is attempting to obtain control of the Company. By potentially discouraging initiation of an attempt by a third party to gain control of the Company, the proposed increase in the authorized number of shares could, under certain circumstances, limit the ability of stockholders to dispose of their shares at the higher prices that are sometimes available in takeover attempts or similar transactions.

     Each holder of our common stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. There are no cumulative voting or preemptive rights applicable to any shares of common stock. All shares of common stock are entitled to participate pro rata in distributions and in such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to the prior rights of creditors, all shares of common stock are entitled in the event of liquidation, dissolution or winding up of Tegal to participate ratably in the distribution of all the remaining assets of Tegal after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. However, the rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock which we may designate and issue in the future. Our common stock is also subject to the Rights Agreement dated June 11, 1996, as amended, between us and Mellon Investor Services LLC, as rights agent, in which each share of our common stock includes one common share purchase right. Additional details regarding our rights plan can be found on our most recent Form 10-K, which has been previously filed with the SEC.

     The Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. We believe that the Board of Directors' ability to issue preferred stock on such a wide variety of terms will enable the preferred stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. However, were it inclined to do so, the Board of Directors could issue all or part of the preferred stock with (among other things) substantial voting power or advantageous conversion rights. Such stock could be issued to persons deemed by the Board of Directors likely to support current management in a contest for control of Tegal, either as a precautionary measure or in response to a specific takeover threat. We have no current plans to issue preferred stock.

     The voting provisions of the common stock and the broad discretion conferred upon the Board of Directors with respect to the issuance of preferred stock (including the power to confer preferential voting rights) could substantially impede the ability of one or more stockholders (acting in concert) to acquire sufficient influence over the election of directors and other matters to effect a change in control or management of Tegal, and the Board of Directors' ability to issue preferred stock could also be utilized to change the economic and control structure of Tegal. As a result, such provisions, together with certain other provisions of the By-laws, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a particular stockholder might consider in such stockholders' best interest, including attempts that might result in a premium over the market price for the shares of common stock held by such stockholder.

     Notwithstanding the foregoing, the proposal by the board of directors to increase the number of authorized shares of stock is not being made in response to any effort known by the board of directors to acquire control of the Company by means of a merger, accumulation of stock, tender offer, solicitation in opposition to management or otherwise, and the board of directors does not presently intend to adopt or propose other anti-takeover provisions not described in this Proxy Statement.

     The text of the form of amendment to our Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware to effect the increase in authorized shares is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board of directors deems necessary and advisable to effect the increase in authorized shares. If the increase in authorized shares is approved by the stockholders, our Certificate of Incorporation would be amended accordingly.

     The Company's directors, executive officers and certain stockholders (who currently hold common stock representing approximately 24% of our outstanding common stock) have indicated that they intend to vote all shares of common stock over which they exercise voting power as of the close of business on the record date in favor of approval of Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.



           RE-APPROVAL OF THE AUTHORIZATION OF THE REVERSE STOCK SPLIT
                                (PROPOSAL NO. 5)


     The board of directors recommends that the stockholders re-approve the authorization of a reverse stock split that was approved by the stockholders (the "Prior Approval") in a Special Meeting of Stockholders on Monday, April 28, 2003 (the "Special Meeting"). To date, a reverse split pursuant to the Prior Approval has not been effected because Tegal has been granted until September 2, 2003 to regain compliance with Nasdaq's $1.00 bid price requirement and will automatically granted an additional extension to December 1, 2003 if it continues to be in compliance with other continued listing criteria. We are asking stockholders to re-approve the reverse stock split in light of the developments that have occurred to the Company since the Special Meeting.


General

     The board of directors has considered, deemed advisable, adopted a resolution approving and recommends to the stockholders for their approval a series of proposed amendments to our Certificate of Incorporation to authorize the board to effect a reverse stock split for the purpose of increasing the per-share market price of our common stock in order to maintain its listing on The Nasdaq Stock Market's SmallCap Market (the "SmallCap Market") and for other purposes as described below in this proxy statement. Under these proposed amendments, each outstanding 2, 3, 5, 10 or 15 shares of common stock would be combined, converted and changed into one share of common stock (the "Reverse Stock Splits"), with the effectiveness of one such amendment (the "Effective Reverse Stock Split") and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined at the discretion of the board pursuant to Section 242(c) of the Delaware General Corporation Law following the special meeting.


     If approved by the stockholders, the Prior Approval would be deemed superseded and withdrawn by the stockholders and the board would have discretion to implement the Effective Reverse Stock Split for one time only prior to December 1, 2003 in any of the following ratios: 1:2, 1:3, 1:5, 1:10 or 1:15. The board believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) would provide the board with maximum flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of Tegal and its stockholders. The actual timing for implementation of the Effective Reverse Stock Split would be determined by the board based upon its evaluation as to when such action would be most advantageous to Tegal and its stockholders.

Furthermore, notwithstanding stockholder approval, the board also would have the discretion not to implement an Effective Reverse Stock Split. If the board were to elect to implement an Effective Reverse Stock Split, the board will set the exchange ratio using one of the ratios approved by the stockholders. The board would base such a determination upon the then current trading price of our common stock and the advice of our financial advisers, among other things. If Proposal No. 4 is not approved by the stockholders, Tegal may face delisting from the Nasdaq SmallCap Market, as more fully described below under the heading "Nasdaq Listing."


     The text of the form of amendment to our Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split is set forth in Appendix C to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board deems necessary and advisable to effect the Effective Reverse Stock Split. If the Reverse Stock Splits are approved by the stockholders and following such approval the board determines that an Effective Reverse Stock Split is in the best interest of Tegal and its stockholders, our Certificate of Incorporation would be amended accordingly.

     Purpose of the Effective Reverse Stock Split

     The board recommends the Effective Reverse Stock Split for the following reasons:

         |X| The board believes that the Effective Reverse Stock Split is the most effective means of increasing the per-share market price of our common stock in order to maintain our listing on the SmallCap Market; and

         |X| The board believes that a higher per-share market price of our common stock could encourage investor interest in Tegal and promote greater liquidity for our stockholders.


     Nasdaq Listing. Our stock is currently listed on The Nasdaq SmallCap Market under the symbol "TGAL." The Nasdaq Stock Market's Marketplace Rules impose certain minimum financial requirements on us for the continued listing of our stock. One such requirement is the minimum bid price on our stock of $1.00 per share. Beginning in 2002, there have been periods of time during which we have been out of compliance with the $1.00 minimum bid requirements of the Nasdaq SmallCap Market.

    On September 6, 2002, we received notification from Nasdaq that for the 30 days prior to the notice, the price of our common stock had closed below the minimum $1.00 per share bid price requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the "Rule"), and were provided 90 calendar days, or until December 5, 2002, to regain compliance. Our bid price did not close above the minimum during that period. On December 6, 2002, we received notification from Nasdaq that our securities would be delisted from The Nasdaq National Market, the exchange on which our stock was listed prior to May 6, 2003, on December 16, 2002 unless we either (i) applied to transfer our securities to The Nasdaq SmallCap Market, in which case we would be afforded additional time to come into compliance with the minimum $1.00 bid price requirement; or (ii) appealed the Nasdaq staff's determination to the Nasdaq's Listing Qualifications Panel (the "Panel"). On December 12, 2002 we requested an oral hearing before the Panel and such hearing took place on January 16, 2003 in Washington, D.C. Our appeal was based, among other things, on our intention to seek stockholder approval for a reverse split of our outstanding common stock. On May 6, 2003, we transferred the listing of our common stock to the Nasdaq SmallCap Market. In connection with this transfer, Nasdaq granted us an extension until September 2, 2003, to regain compliance with the Rule's minimum $1.00 per share bid price requirement for continued inclusion on the Nasdaq SmallCap Market (which may be further extended to December 1, 2003 so long as Tegal continues to meet other continued listing requirements).

    Alternatives to trading on the SmallCap Market include being listed for trading the OTC Bulletin board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. However, the alternatives of the OTC Bulletin board and the "pink sheets" are generally considered to be less efficient and less broad-based than the SmallCap Market, and therefore less desirable.

     We believe that delisting from the SmallCap Market could  adversely  affect
(i) the liquidity and marketability of shares of our common stock; (ii) the trading price of our common stock; and (iii) our relationships with vendors and customers. We also believe that the SmallCap Market provides a broader market for our common stock than would the OTC Bulletin board or the "pink sheets" and is, therefore, preferable to those alternatives. We believe that a reverse stock split may have the effect of increasing the trading price of our common stock to a level high enough to satisfy the Nasdaq minimum bid price requirement for continued listing of our common stock on the SmallCap Market, and that a reverse stock split would be the most effective means available to avoid a delisting of our common stock. During the period from January 1, 2002 to July 1, 2003, the closing sales price per share of our common stock ranged from a high of $2.00 to a low of $0.13. The closing sales price on July 2, 2003 was $0.57.

     Increased Investor Interest. We also believe that an increase in the per-share price of our common stock could encourage increased investor interest in our common stock and possibly promote greater liquidity for our stockholders. We believe that the current low per-share price of our common stock, which we believe is due in part to the overall weakness in the market for stocks, has had a negative effect on the marketability of our common stock. We believe there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Second, because the brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase our common stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

     Although any increase in the market price of our common stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, we anticipate that the Effective Reverse Stock Split will result in an increase in the bid price for our common stock that will be large enough to avoid delisting from the SmallCap Market and possibly to reduce the effect of some of the policies, practices and circumstances referred to above.

     Possibility that the Effective Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences

     Stockholders should note that the effect of the Effective Reverse Stock Split upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the Effective Reverse Stock Split will be two, three, five, ten or fifteen times, as applicable, the prices for shares of our common stock immediately prior to the Effective Reverse Stock Split. Furthermore, we cannot assure you that the market price of our common stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Effective Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, we cannot assure you that the Effective Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

     While we expect the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our common stock, it is possible that, even if the Effective Reverse Stock Split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing of our common stock on the National Market. We would also need to satisfy additional criteria to continue to have our common stock eligible for continued listing on the SmallCap Market. These criteria require that:

     |X|  we have stockholders' equity of at least $2.5 million;

     |X| the market value of the public float of our common stock be at least $1.0 million (public float defined under Nasdaq's rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

     |X| there be at least 300 round lot holders (defined as persons who own at least 100 shares of our common stock);

     |X|  there be at least two market makers for our common stock; and

     |X|  we comply with certain corporate governance requirements.

     We believe that we satisfy all of these other maintenance criteria as of the mailing date of these proxy materials. However, we cannot assure you that we will be successful in continuing to meet all requisite maintenance criteria.

     If the Effective Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of common stock. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the Effective Reverse Stock Split may be required to pay higher transaction costs if they sell their shares in us.

     We believe that the Effective Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Effective Reverse Stock Split.

     Board Discretion to Implement Effective Reverse Stock Split


     If the Reverse Stock Splits are approved by our stockholders at the special meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the board that one of the Reverse Stock Splits (with an exchange ratio determined by the board as described above) is in the best interests of Tegal and its stockholders. Such determination shall be made prior to December 1, 2003 and be based upon the advice of our financial advisors and certain other factors, including meeting and responding to changes in Nasdaq's listing requirements for the SmallCap Market such as the $1.00 trading price requirement, Tegal's growth, existing and expected marketability and liquidity of our common stock, prevailing market conditions, analyst coverage of our common stock and the likely effect on the market price of our common stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under
Section 242(c) of the Delaware General Corporation Law.


     Effect of the  Effective  Reverse  Stock Split on  Registration  and Voting
Rights

     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act.
The Effective Reverse Stock Split would not affect the registration of our common stock or our reporting obligations under the Exchange Act. After the Effective Reverse Stock Split, our common stock would continue to be reported on the SmallCap Market under the symbol "TGAL" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

     Proportionate voting rights and other rights of the holders of common stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the Effective

Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in Tegal (subject to the treatment of fractional shares), the number of authorized shares of common stock would not be reduced and would increase significantly the ability of the board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

     Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

     The number of authorized but unissued shares of common stock effectively will be increased significantly by the Effective Reverse Stock Split. The following table illustrates the effect as of July 10, 2003 of each of the proposed ratios on our (i) 16,099,949 shares of common stock outstanding, (ii) authorized but unissued common stock, (iii) authorized but unissued common stock assuming stockholder approval of the increase to our authorized shares in Proposal No. 4 and (iv) authorized common stock reserved for issuance pursuant to options, warrants, contractual commitments (including the assumption of stockholder approval of Proposal No. 3) or other arrangements:

------------ ------------------- ------------------- --------------------------- ---------------------------
   Ratio      (i) Outstanding     (ii) Authorized         (iii) Authorized            (iv) Authorized
              Shares of Common      but Unissued        but Unissued Shares      Common Stock Reserved for
                   Stock               Shares           Assuming Approval of         Issuance Assuming
                                                           Proposal No. 4        Approval of Proposal No. 3
------------ ------------------- ------------------- --------------------------- ---------------------------
    1:1          16,099,949          18,900,051              83,900,051                  40,406,109
------------ ------------------- ------------------- --------------------------- ---------------------------
    1:2           8,049,975          26,950,025              91,950,025                  20,203,054
------------ ------------------- ------------------- --------------------------- ---------------------------
    1:3           5,366,650          29,633,350              94,633,350                  13,468,703
------------ ------------------- ------------------- --------------------------- ---------------------------
    1:5           3,219,990          31,780,010              96,780,010                  8,081,227
------------ ------------------- ------------------- --------------------------- ---------------------------
   1:10           1,609,995          33,390,005              98,390,005                  4,040,610
------------ ------------------- ------------------- --------------------------- ---------------------------
   1:15           1,073,330          33,926,670              98,926,670                  2,693,740
------------ ------------------- ------------------- --------------------------- ---------------------------


The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Splits for this purpose, we could, subject to the board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the board.

     Effect of the Effective Reverse Stock Split on Stock Options, Warrants and Par Value

     The Effective Reverse Stock Split would reduce the number of shares of common stock available for issuance under our 1998 Equity Participation Plan, Employee Stock Purchase Plan, 1990 Stock Option Plan, Amended and Restated Equity Incentive Plan and Third Amended and Restated Stock Option Plan for Outside Directors in proportion to the exchange ratio of the Effective Reverse Stock Split. The total number of shares of common stock currently authorized for issuance but unissued at June 30, 2003 under these plans is 2,400,00 (prior to giving effect to the Effective Reverse Stock Split).

     We also have outstanding certain stock options and warrants to purchase shares of common stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Effective Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of common stock will be issued in connection with the proposed Effective Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

     The par value of our common stock and preferred stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split.

     Effective Date

     If the proposed Reverse Stock Splits are approved at the special meeting and the board elects to proceed with the Effective Reserve Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of common stock in accordance with the Effective Reverse Stock Split ratio determined by the board within the limits set forth in this proposal.

     Exchange of Stock Certificates

     Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of common stock will receive from Mellon Investor Services, as our exchange agent (the "Exchange Agent") for the
Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of transmittal letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of common stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of common stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.

     No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that:

     |X| The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

     |X| Such transfer comply with all applicable federal and state securities laws; and

     |X| Such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.


     No Appraisal Rights

     Under Delaware law, our stockholders would not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

     Cash Payment in Lieu of Fractional Shares

     In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Effective Reverse Stock Split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of our common stock on the National Market during regular trading hours for the five trading day period ending on the last business day immediately preceding the Effective Date.

     Federal Income Tax Consequences

     The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Effective Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Effective Reverse Stock Split will likely have the following federal income tax effects: A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock. A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

     We will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

     The Company's directors, executive officers and certain stockholders (who currently hold common stock representing approximately 24% of our outstanding common stock) have indicated that they intend to vote all shares of common stock over which they exercise voting power as of the close of business on the record date in favor of approval of Proposal No. 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REAUTHORIZATION OF THE REVERSE STOCK SPLIT.



                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of July 10, 2003 with respect to shares of our common stock which are held by persons known by us to be beneficial owners of more than 5% of such stock based upon information received from such persons or contained in filings made with the SEC. For purposes of this schedule, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                      Common Stock Beneficially Owned
                                                    ----------------------------------
                                                     Amount and Nature of     Percent of
  Name and Address of Beneficial Owner               Beneficial Ownership        Class
  ------------------------------------              ----------------------------------
  Carole L. Clarke                                        1,454,885              9.04%
       320 Nopal Street

       Santa Barbara, CA 93103
  Polar Global Technology Fund                            1,075,000              6.68%



                        OWNERSHIP OF STOCK BY MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of shares of our common stock by our directors, the individuals named in the Summary Compensation Table, and all directors and executive officers as a group as of July 10, 2003. An asterisk denotes beneficial ownership of less than 1%.

                                                                                 Shares
                                                                              Beneficially    Percent
                                                                                Owned(1)    of Class(1)
                                                                                --------    -----------
  Name of Beneficial Owner                     Position
  Michael L. Parodi(2).....................    Chairman of the Board,           705,500       4.38%
                                               President
                                               and Chief Executive Officer
  James D. McKibben(3).....................    Vice President, Worldwide        331,720       2.06%
                                               Marketing and Sales
  George Landreth(4).......................    Vice President, Product          295,560       1.84%
                                               Development
  Jeffrey M. Krauss(5).....................    Director                         171,500       1.07%
  Edward A. Dohring(6).....................    Director                         170,000       1.06%
  H. Duane Wadsworth(7)....................    Director                          30,000       0.19%

  Directors and Executive Officers as a
   group (9 persons)(8)....................                                   2,031,380       12.62%

----------
(1) Applicable percentage of ownership is based on 16,099,949 shares of common stock outstanding as of July 10, 2003. The number of shares of common stock beneficially owned and calculation of percent ownership of each person or group of persons named above, in each case, takes into account those shares underlying stock options that are currently exercisable, but which may or may not be subject to our repurchase rights held by such person or persons but not for any other person.

(2) Includes options to purchase 697,500 shares of common stock which are exercisable within 60 days and excludes options to purchase 938 shares which are not so exercisable.

(3) Includes options to purchase 326,100 shares of common stock which are exercisable within 60 days.

(4) Includes options to purchase 290,743 shares of common stock which are exercisable within 60 days.

(5) Includes options to purchase 150,000 shares of common stock which are exercisable within 60 days and excludes options to purchase 20,000 shares which are not so exercisable.

(6) Includes options to purchase 150,000 shares of common stock which are exercisable within 60 days and excludes options to purchase 20,000 shares which are not so exercisable.

(7) Includes options to purchase 20,000 shares of common stock which are not exercisable within 60 days.

(8) Includes options to purchase 2,225,838 shares of common stock which are exercisable within 60 days and excludes options to purchase 163,438 shares which are not so exercisable.

                                PERFORMANCE GRAPH

                                  [LINE GRAPH]



                                                 3/98       3/99       3/00      3/01       3/02       3/03
                                               -------    -------    -------   -------    -------    ------
 Tegal Corporation............................. 100.00      42.48      93.81     42.48      16.99      5.38
 NASDAQ Stock Market (U.S.).................... 100.00     135.08     250.99    100.60     101.32     74.37
 Peer Group.................................... 100.00     158.16     504.64    242.94     319.16    152.06


* $100 Invested on 3/31/98 in stock or index, including investment of dividends. Fiscal year ending March 31.

+ Peer group consists of the following companies: Applied Material Inc., Genus Inc., KLA-Tencor Corp., Lam Research Corp., Mattson Technology, Inc., Novellus Systems, Inc. and Trikon Technologies, Inc.

                             AUDIT COMMITTEE REPORT

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Audit Committee Report shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

    The Audit Committee of our board of directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by our board of directors, a copy of which has been filed with the SEC.

    The role of the Audit Committee is to oversee our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent accountants are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

    In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended March 31, 2003 with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the accountants their independence from us. The Audit Committee has also considered whether the independent accountant's provision of information technology services and other non-audit services to us is compatible with maintaining the accountant's independence.

    Based on the reports and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission.

    Submitted on June 26, 2003 by the members of the Audit Committee of the board of directors.



                                                      Edward A. Dohring
                                                      Jeffrey M. Krauss
                                                      H. Duane Wadsworth

                         INDEPENDENT PUBLIC ACCOUNTANTS

Presence at Annual Meeting

    Our board of directors appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending March 31, 2003. We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Audit Fees

    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended March 31, 2002, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ending March 31, 2002, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings and engagements for that fiscal year were $125,000. The aggregate fees for the services listed above for the fiscal year ending March 31, 2003 were $145,000.

Financial Information Systems Design and Implementation Fees

    PricewaterhouseCoopers LLP did not render any professional services to us of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the fiscal years ended March 31, 2002 and March 31, 2003.

Audit-Related Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit or review of Tegal's financial statements and are not reported above under "Audit Fees" were $28,000 during the fiscal year ending March 31, 2002 and there were no fees for such services during the fiscal year ending March 31, 2003. The services for the fees disclosed under this category were work done in relation to the Company's acquisition of Sputtered Films, Inc.

Tax Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning were $90,000 during the fiscal year ending March 31, 2002 and $75,000 during the fiscal year ending March 31, 2003. The services for the fees disclosed under this category were for tax compliance and the preparation of tax returns.

All Other Fees

     There were no fees billed for services rendered by PricewaterhouseCoopers LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during the fiscal years ending March 31, 2002 and March 31, 2003.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all such forms which they file.

    To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16 of the Exchange Act during fiscal 2003 were complied with.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 2004 ANNUAL MEETING

    Stockholder proposals to be presented at the 2004 annual meeting must be received at our principal executive offices no later than April 17, 2004 in order to be considered for inclusion in the proxy materials to be disseminated by the board of directors for such annual meeting. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act as well as in our bylaws.

    Stockholder proposals to be presented at the 2004 annual meeting must be received at our principal executive offices no later than July 1, 2004 in order to be considered for inclusion on the 2004 annual meeting agenda. To be eligible for inclusion on the agenda, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act as well as in our bylaws.

                           INCORPORATION BY REFERENCE

     The following  information has been incorporated by reference in this Proxy
Statement: the biographies of the Directors and the Company's financial information requested in Item 13(a) of Schedule 14A, both of which can be found in our 2003 Annual Report.

                                  OTHER MATTERS

    We are not aware of any matters that may come before the meeting other than those referred to in the notice of annual meeting of stockholders. If any other matter shall properly come before the annual meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

    Our 2003 Annual Report for the fiscal year ended March 31, 2003 has been mailed with this proxy statement.

                                       By Order of the Board of Directors

                                       TEGAL CORPORATION

                                       /s/  Michael L. Parodi
                                       --------------------------
                                       MICHAEL L. PARODI
                                       President and CEO

Petaluma, California

August 15, 2003



STOCKHOLDERS OF RECORD ON JULY 10, 2003 MAY OBTAIN COPIES OF TEGAL'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) AND ALL AMENDMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO INVESTOR RELATIONS, TEGAL CORPORATION, 2201 SOUTH MCDOWELL BOULEVARD, PETALUMA, CALIFORNIA 94954.

                                                                      APPENDIX A



          THE FIFTH AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN

                                       OF

                                TEGAL CORPORATION


    Tegal Corporation, a Delaware corporation (the "Company"), hereby amends and restates the Fourth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation (as so amended, the "Plan"), incorporating certain amendments adopted by the Board of Directors on June 30, 2003 (the "Effective Date"). The Plan was initially adopted by the Board of Directors on July 16, 1998 and the stockholders of the Company on September 15, 1998, with an initial effective date of July 16, 1998. The Plan was amended and restated by the Board of Directors on July 21, 1999 and such amendment was approved by the stockholders on September 21, 1999. The Plan was again amended and restated on July 8, 2000 by the Board of Directors and such amendment was approved by the stockholders on September 19, 2000. The Plan was amended and restated a third time on September 25, 2001 by the Board of Directors and such amendment did not require stockholder approval. The plan was amended and restated a fourth time on September 9, 2002 and was approved by our stockholders on October 22, 2002. The purposes of the Plan are as follows:

        (1) To provide an additional incentive for key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

        (2) To enable the Company to obtain and retain the services of key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                   DEFINITIONS

    1.1 General. Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

    1.2 Administrator. "Administrator" shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to any Award granted under the Plan, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 9.1.

    1.3 Award. "Award" shall mean an Option, a Restricted Stock award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

    1.4 Award Agreement. "Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

    1.5 Award Limit. "Award Limit" shall mean 1,600,000 shares of Common Stock, as adjusted pursuant to Section 10.3 of the Plan.

    1.6  Board.  "Board" shall mean the Board of Directors of the Company.

    1.7 Change in Control. "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

        (i) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company (or a successor of the Company) possessing more than twenty-five percent (25%) of the total combined voting power of the then outstanding securities of the Company or such successor; or

        (ii) at any time that the Company has registered shares under the Exchange Act, at least 40% of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board in office prior to the time of such first election; or

        (iii) the dissolution of the Company or liquidation of more than 75% in value of the Company or a sale of assets involving 75% or more in value of the assets of the Company, (x) any merger or reorganization of the Company whether or not another entity is the survivor, (y) a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (z) any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

    1.8  Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.9 Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 9.1.

    1.10 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

    1.11  Company.   "Company"   shall  mean  Tegal   Corporation,   a  Delaware
corporation.

    1.12  Consultant.  "Consultant" shall mean any consultant or adviser if:

        (a) the consultant or adviser renders bona fide services to the Company;

        (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

        (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

    1.13  Director.  "Director" shall mean a member of the Board.

    1.14 DRO. "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    1.15 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

    1.16 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.17 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

    1.18 Holder. "Holder" shall mean a person who has been granted or awarded an Award.

    1.19 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

    1.20 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

    1.21 Non-Qualified Stock Option.  "Non-Qualified Stock Option" shall mean an
Option  which  is  not   designated   as  an  Incentive   Stock  Option  by  the
Administrator.

    1.22 Option. "Option" shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Consultants shall be Non-Qualified Stock Options.

    1.23 Performance Criteria. "Performance Criteria" shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations,
(j) appreciation in the fair market value of Common Stock and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

    1.24 Plan. "Plan" shall mean The Fourth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation.

    1.25 Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VII of the Plan.

    1.26 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

    1.27 Section 162(m) Participant. "Section 162(m) Participant" shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

    1.28 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

    1.29 Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII of the Plan.

    1.30 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    1.31 Substitute Award. "Substitute Award" shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

    1.32 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The
Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

    1.33 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II.

                             SHARES SUBJECT TO PLAN

    2.1  Shares Subject to Plan.

    (a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed 6,400,000. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

    (b) The maximum number of shares which may be subject to Awards, granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

    2.2 Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1.  Furthermore,  any shares subject to Awards which are adjusted  pursuant to
Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.

                               GRANTING OF AWARDS

    3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

    3.2  Provisions Applicable to Section 162(m) Participants.

    (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

    (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

    (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article VII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

    (d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

    3.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

    3.4 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                   ARTICLE IV.

                GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS

    4.1 Eligibility. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option.

    4.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

    4.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

    4.4  Granting of Options to Employees and Consultants.

    (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

        (i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

        (ii)  Subject to the Award Limit,  determine  the number of shares to be
    subject  to  such  Options   granted  to  the  selected  key   Employees  or
    Consultants;

        (iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
    Section 162(m)(4)(C) of the Code; and

        (iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
    Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

    (b) Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

    (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

                                   ARTICLE V.

                                TERMS OF OPTIONS

    5.1 Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall be no less than 85% of the Fair Market Value of a share of Common Stock on the date the Option is granted and:

        (a) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted;

        (b) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

        (c) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

    5.2 Option Term. The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

    5.3  Option Vesting

    (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

    (b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

    (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to

Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by
Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

    5.4  Substitute  Awards.  Notwithstanding  the foregoing  provisions of this
Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

        (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

        (b) the aggregate exercise price thereof; does not exceed the excess of;

        (c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

    (d) the aggregate exercise price of such shares.

    5.5 Termination. In the event of a Holder's Termination of Employment or Termination of Consultancy, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the shares covered by such Option shall again become available for issuance under the Plan.



                                   ARTICLE VI.

                               EXERCISE OF OPTIONS

    6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

    6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

        (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

        (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

        (c) In the event that the Option shall be exercised  pursuant to Section
    10.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

        (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised;
    (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
    (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

    6.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

        (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

        (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

        (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

    6.4 Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

    6.5 Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder or (b) one year after the transfer of such shares to such Holder.

    6.6 Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

                                  ARTICLE VII.

                            AWARD OF RESTRICTED STOCK

    7.1 Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant who the Committee determines should receive such an Award.

    7.2  Award of Restricted Stock.

    (a) The Committee may from time to time, in its absolute discretion:

        (i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

        (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

    (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

    (c) Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

    7.3 Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

    7.4 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder's rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of

Employment or, if applicable, upon Termination of Consultancy with the Company; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; provided, further, except with respect to shares of Restricted Stock granted to
Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any Change in Control of the Company or because of the Holder's retirement, or otherwise.

    7.5 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Holder's retirement, or otherwise.

    7.6 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

    7.7 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

    7.8 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                  ARTICLE VIII.

                            STOCK APPRECIATION RIGHTS

    8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

    8.2  Coupled Stock Appreciation Rights.

    (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

    (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

    (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange ~herefore an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

    8.3  Independent Stock Appreciation Rights.

    (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or Consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control, or because of the Holder's retirement, death or disability, or otherwise.

    (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

    8.4  Payment and Limitations on Exercise.

    (a) Payment of the amounts determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

    (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                   ARTICLE IX.

                                 ADMINISTRATION

    9.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the
Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

    9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

    9.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

    9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company with respect to any such action, determination or interpretation.

    9.5 Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (i) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 9.5 shall serve in such capacity at the pleasure of the Committee.



                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

    10.1 Not Transferable. No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that the restrictions set forth in the foregoing clause shall not apply to transfers of Non-Qualified Stock Options, Restricted Stock or Stock Appreciation Rights, subject to the consent of the Administrator, by gift of an Option by an Employee to a Permitted Transferee (as defined below) subject to the following terms and conditions: (i) an Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by DRO or by will or the laws of descent and distribution;
(ii) any Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and considerations of the Option as applicable to the original holder (other than the ability to further transfer the Option);
(iii) the  Employee  and the  Permitted  Transferee  shall  execute  any and all documents reasonably requested by the Administrator, including, without limitation, documents to (a) confirm the status of the transferee as a Permitted Transferee, (b) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (c) provide evidence of the transfer; (iv) the shares of

Common Stock acquired by a Permitted Transferee through exercise of an Option have not been registered under the Securities Act, or any state securities act and may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of Common Stock for any purpose, unless a registration statement under the Securities Act and any applicable state securities act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company. As used in this Section 10.1, "Permitted Transferee" shall mean (i) one or more of the following family members of an Employee: spouse, former spouse, child (whether natural or adopted), stepchild, any other lineal descendant of the Employee, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Employee, or (iii) any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.

    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

    Unless an Option has been  transferred in accordance with this Section 10.1,
(i) during the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a DRO, and (ii) after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

    10.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 10.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company's stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

        (a) The expiration of ten years from the date the Plan is adopted by the Board; or

        (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.4.

    10.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

    (a) Subject to Section 10.3 (d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

        (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section
    2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

        (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

        (iii) the grant or exercise price with respect to any Award.

    (b) Subject to Sections 10.3(b)(vii) and 10.3(d), in the event of any transaction or event described in Section 10.3(a) or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

        (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

        (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

        (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

        (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

        (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of, and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

        (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated, and some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event;

        (vii) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such rights and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

    (c) Subject to Sections 10.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

    (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

    (e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Award Agreement would so qualify, then this Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Award Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

    (f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    10.4 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under
Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

    10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

    10.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

    10.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment or Termination of Consultancy for cause.

    10.8 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or Consultants of the Company or any Subsidiary or
(b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

    10.9 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    10.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

    10.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                               * * * * * * * * * *


    I hereby certify that the foregoing plan was duly adopted by the Board of Directors of Tegal Corporation as of June 30, 2003.



                                                       /s/ THOMAS R. MIKA
                                                       ------------------------
                                                       Thomas R. Mika
                                                       Secretary

                                                                      APPENDIX B



                       FORM OF CERTIFICATE OF AMENDMENT TO

                CERTIFICATE OF INCORPORATION OF TEGAL CORPORATION


It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is Tegal Corporation.

2. The Certificate of Incorporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu of said sentence the following new sentence:

    "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Five Million shares, comprised of One Hundred Million (100,000,000) shares of Common Stock, with a par value of One Cent (U.S. $0.01) per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of One Cent (U.S. $0.01) per share.

3. The amendment of the Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was 16,099,949 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Tegal Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of [ ], 2003.


                                        -------------------------
                                        Michael L. Parodi
                                        Chief Executive Officer

                                                                      APPENDIX C


                       FORM OF CERTIFICATE OF AMENDMENT TO

                CERTIFICATE OF INCORPORATION OF TEGAL CORPORATION


It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is Tegal Corporation.

2. The  Certificate of  Incorporation  is hereby amended by striking out Article
FOURTH  thereof and by  substituting  in lieu of said Article the  following new
Article:

    "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [One Hundred Five Million shares, comprised of One Hundred Million (100,000,000) shares of Common
    Stock], with a par value of One Cent (U.S. $0.01) per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of One Cent (U.S. $0.01) per share. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [ Insert either two, three, five, ten or fifteen] shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one
    (1) share of Common stock, par value $0.01 per share, of the Corporation; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low prices of the Corporation's Common Stock as reported on the Nasdaq National Market for the five trading-day period ending on the last business day before the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."

3. The amendment of the Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was l shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Tegal Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of [ ], 2003.



                                        ----------------------------------
                                        Michael L. Parodi
                                        Chief Executive Officer

PROXY



                                TEGAL CORPORATION



            THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF

     DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 17, 2003.



The undersigned hereby appoints Michael L. Parodi with full power of substitution, as proxy, and hereby authorizes him to represent and to vote, as designated below, all shares of common stock of Tegal Corporation which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on September 17, 2003, and any and all adjournments of the annual meeting.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------




                             -FOLD AND DETACH HERE -

                                                                Please mark
                                                                your votes as
                                                                indicated in [X]
                                                                this example




               The board of directors recommends that you vote FOR the nominees in Proposal No. 1, FOR adoption of Proposal No. 2, FOR adoption of Proposal No. 3, FOR adoption of Proposal No. 4, and FOR adoption of Proposal No. 5.




       THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS

        INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR

                             NOMINEES LISTED BELOW.




1. Election of Directors:
                                                                                     FOR                WITHHOLD
     01 Edward A. Dohring, 02 Jeffrey M. Krauss 03 Michael L. Parodi and         all nominees           AUTHORITY
     04 H. Duane Wadsworth.                                                     listed (except         to vote for
                                                                                 as marked to         all nominees
                                                                                the contrary)            listed
                                                                                    [   ]                 [   ]
     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.


2.   Proposal to amend the 1998 Equity Participation Plan to increase the number     FOR       AGAINST           ABSTAIN
     of shares  available  for  issuance  from  2,400,000 to  6,4000.000  and to    [   ]       [   ]             [   ]
     increase the Award Limit from 600,000 shares to 1,600,000 shares.

3.   Proposal to approve the sale of 2% Convertible  Secured  Debentures and            FOR         AGAINST     ABSTAIN
     warrants to purchase  common  stock to a group of private investors in a
     private placement.                                                                 [ ]           [ ]          [ ]

4.   Proposal to amend the Articles of  Incorporation to increase the number            FOR         AGAINST     ABSTAIN
     of  authorized  shared for  issuance  from  35,000,000  to 100,000,000.            [ ]           [ ]          [ ]

5.   Proposal to approve the reverse stock split.                                       FOR         AGAINST     ABSTAIN
                                                                                        [ ]           [ ]          [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and adjournments of the annual meeting.


                ANY  PREVIOUS  PROXY  EXECUTED  BY  THE  UNDERSIGNED  IS  HEREBY
                REVOKED.



                Receipt of the notice of the annual meeting and the proxy statement is hereby acknowledged.



                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE



Signature of Stockholder  ________________________________________________
Dated  _____________________ , 2003

Note: Please sign exactly as addressed hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.



--------------------------------------------------------------------------------

                             -FOLD AND DETACH HERE-


                      Vote by Internet or Telephone or Mail

                          24 Hours a Day, 7 Days a Week



  Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                     --------------------------------------

                                    Internet

                           http://www.eproxy.com/tgal

   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                     --------------------------------------

                                    Telephone

                                 1-800-435-6710

    Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the instructions given.

                    ----------------------------------------

                                      Mail

        Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                    -----------------------------------------

     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.